EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT dated as of January 13, 2000 (this "Agreement"), between CONEX ACQUISITION
                                      --------
                              CORPORATION, a Delaware corporation (the
                              "Company"), and SHIGEHIRO UCHIDA (the "Employee").
                               -------                               --------

     The Company is a wholly-owned subsidiary of Pacer International Inc., a Tennessee corporation ("Pacer"). The Company and the Employee are parties to an
                        -----
Asset Purchase Agreement dated as of December 31, 1999 (the "Purchase
                                                             --------
Agreement"), between, among others, the Company, Conex Global Logistics Services, Inc., a California corporation ("Conex "), MSL Transportation Group,
                                           -----
Inc., a California corporation ("MSL"), Jupiter Freight, Inc., a California
                                 ---
corporation ("Jupiter"; and together with Conex and MSL, the "Sellers") and the
              -------                                         -------
Employee. Pursuant to the terms of the Purchase Agreement, the Company is acquiring from the Sellers substantially all of the assets of the Sellers and is assuming certain specified liabilities of the Sellers. The execution and delivery of this Agreement by the Company and the Employee is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     The Employee has been involved in the business of the Sellers as an officer, director, employee and shareholder of each Seller; the Employee has developed close working relationships with key customers and suppliers of each Seller; and the involvement by the Employee in a business in competition with the Company would diminish the value of the assets being acquired by the Company from the Sellers pursuant to the Purchase Agreement. As a material inducement to the Company to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Employee has agreed to execute and deliver this Agreement, and as a material inducement to the Employee to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to execute and deliver this Agreement.

     ACCORDINGLY, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as set forth below.

     Section 24.  Duties.
                  ---------

     On the terms and subject to the conditions contained in this Agreement, the Employee will be employed as the Vice President of the Freight Handling and Warehouse Division of the Company, and shall perform such duties and services consistent with such position as may reasonably be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board") or the more
                                                            -----
senior officers of the Company. The Employee will have such authority as is reasonably necessary to perform such duties hereunder.

     Section 25. Term.
                 ----

     Unless sooner terminated in accordance with the applicable provisions of this Agreement, the Employee's employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date hereof (the "Commencement Date")
     -----------------                                       -----------------
and ending on July 13, 2000.


     Section 26. Time to be Devoted to Employment.
                 --------------------------------

     During the Employment Period, the Employee will devote substantially all of the Employee's working energies, efforts, interest, abilities and time to the business and affairs of the Company and its affiliates. The Employee will not engage in any other business or activity which, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     Section 27.  Base Salary; Benefits.
                  ---------------------

     (a)  During the Employment Period, the Company shall pay the Employee a base salary (the "Base Salary") at a rate of $12,500 per month.  The Base
                    -----------
Salary shall be payable in such installments (but not less often than semi-monthly) as is generally the policy of the Company with respect to the payment of regular compensation to the senior executive officers of the Company. The Base Salary may be increased from time to time in the sole discretion of the Board. During the Employment Period, the Employee will also be entitled to (2) two weeks vacation and such other benefits as may be made available to other executive officers of the Company.

     (b) During the Employment Period, the Employee shall be entitled to such benefits as are generally made available from time to time to other employees of the Company employed at substantially the same level of employment as the Employee.

     Section 28. Reimbursement of Expenses.
                 -------------------------

     During the Employment Period, the Company shall reimburse the Employee in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

     Section 29. Disability or Death.
                 -------------------

     If, during the Employment Period, the Employee is incapacitated or disabled by accident, sickness or otherwise (hereinafter, a "Disability") so as to render
                                                    ----------
the Employee mentally or physically incapable of performing the services required to be performed by the Employee under this Agreement for any period of thirty (30) consecutive days or for an aggregate of sixty (60) days in any period of ninety (90) consecutive days, the Company may, at any time thereafter, at its option, terminate the Employee's employment under this Agreement immediately upon giving the Employee written notice to that effect. In the event of the Employee's death, the Employee's employment will be deemed terminated as of the date of death.

     Section 30. Termination.
                 -----------

     (a) The Company may terminate the Employee's employment hereunder at any time for "cause" by giving the Employee written notice of such termination, with reasonable specificity of the grounds therefor. For purposes of this Section 7,
                                                                     ---------
"cause" shall mean (i) willful misconduct with respect to the business
 -----
and affairs of Pacer, (ii) willful neglect of the Employee's duties or the failure to follow the lawful directions of the Board of Directors of the Company or more senior officers of the Company to whom the Employee reports, including, without limitation, the violation of any material policy of Pacer applicable to the Employee, (iii) the material breach of any of the provisions of this Agreement and, if such breach is capable of being cured, the Employee's failure to cure such breach within thirty (30) days of receipt of written notice thereof from the Company, (iv) the commission of a felony, (v) the commission of an act of fraud or financial dishonesty with respect to Pacer or its affiliates or (vi) the commission of any crime that involves moral turpitude or fraud or that otherwise has a material adverse effect on the business, assets, liabilities, operations, affairs or prospects of Pacer or its affiliates. A termination pursuant to this Section 7(a) shall take effect immediately upon the giving
                 ------------
of the notice contemplated hereby.

     (b) The Company may terminate the Employee's employment hereunder at any time without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the date of delivery of such notice, provided that such date shall not be earlier than the date of the notice.

     Section 31. Effect of Termination.
                 ---------------------

     (a) Upon the effective date of a termination of the Employee's employment under this Agreement for any reason other than a termination without cause pursuant to Section 7(b), neither the Employee nor the Employee's
            ------------
beneficiaries or estate shall have any further rights under this Agreement or any claims against Pacer or its affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination:

          (i)      the unpaid portion of the Base Salary provided for in
Section 4, computed on a pro rata basis to the effective date of such
---------                --- ----
termination;

          (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in Section 5; and
                                                     ---------

          (iii) the unpaid portion of any amounts earned by the Employee prior to the effective date of such termination pursuant to any benefit program in which the Employee participated during the Employment Period; provided,
                                                                 --------
however, the Employee shall not be entitled to receive any benefits under any
-------
benefit program that have accrued during any period if the terms of such program require that the beneficiary be employed by the Company as of the end of such period.

     (b) Upon termination of the Employee's employment under this Agreement pursuant to Section 7(b), neither the Employee nor the Employee's beneficiaries
            ------------
or estate shall have any further rights under this Agreement or any claims against Pacer or its affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination, in the case of amounts due pursuant to clause (i) below, and at such other times as provided in clause (ii) and (iii) below in the case of amounts due thereunder:

          (i)      the payments, if any, referred to in Section 8(a) above, to
                                                        ------------
     the extent not covered by Section 8(b)(ii) or Section 8(b)(iii);
                               ----------------    -----------------

          (ii) the right to continue to receive the Base Salary through sixth month anniversary of the Commencement Date, payable during such period in such manner as the Base Salary is payable pursuant to Section 4,
                                                                     ---------
     reduced by the product of (x) any amounts the Employee (or the Employee's beneficiaries or estate) receive or are entitled to receive as salary or other cash compensation from subsequent employment or for services rendered during such period and (y) 50% (and in order to carry out the intent of this clause the Employee agrees, for himself and his beneficiaries or estate, to provide the Company with such information as the Company may reasonably request regarding the Employee's receipt of salary and other cash compensation from subsequent employment or for services rendered or to be rendered during or with respect to such period); and

          (iii)    the right to receive any bonus payable in accordance with
     Section 4 with respect to the fiscal year in which such termination occurs
     ---------
     (payable at such time as bonuses for such fiscal year are paid to the Company's senior executives generally).

     Notwithstanding anything in this Agreement to the contrary, the Employee's beneficiaries or estate will be entitled to continue to receive all payments specified in this Section 8(b) if the Employee dies after the date of a
                  ------------
termination without "cause."

     Section 32.  Inventions Assignment.
                  ---------------------

     During the Employment Period, the Employee shall promptly disclose, and hereby grants and assigns to the Company for its sole use and benefit, any and all inventions, improvements, technical information and suggestions reasonably relating to the business of Pacer or its affiliates (collectively, the "Inventions") which the Employee may develop or acquire during the Employment
 ----------
Period relating to or in connection with the services provided by the Employee hereunder (whether or not during usual working hours), together with all patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or with respect to the Inventions. In connection therewith,
(a) the Employee shall, at the expense of the Company (including a reasonable payment for the time involved if the Employee is not then being retained by Pacer or its affiliates or is not receiving any of the payments set forth in
Section 8 herein), promptly execute and deliver such applications, assignments,
---------
descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to the Inventions and any patent applications, patents, copyrights, reissues or other proprietary rights related thereto in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world, and (b) the Employee shall render to the Company, at its expense (including a reasonable payment for the time involved if the Employee is not then being retained by Pacer or its affiliates or is not receiving any of the payments set forth in Section 8 herein), such reasonable
                                           ---------
assistance as the Company may require in the prosecution of applications for said patents, copyrights, reissues or other proprietary rights, in the prosecution or defense of interferences which may be declared involving any said applications, patents, copyrights or other proprietary rights and in any litigation in which Pacer of any of its affiliates may be involved relating to the Inventions.

     Section 33. Covenant Not-to-Compete.
                 -----------------------

     (a) During the Employment Period and for the two (2) year period following the date of termination of the Employment Period (the "Noncompetition Period"),
                                                       ---------------------
the Employee shall not (i) in any geographic area where Pacer conducts business during the Noncompetition Period, engage or participate in directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend your name (or any part or variant thereof) to, any Competing Business (as defined in below); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with Pacer during the Noncompetition Period; (iii) solicit or employ any officer, director or agent of Pacer to become an officer, director, or agent of the Employee, the Employee's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of Pacer or any trade name used by it. Ownership by the Employee for investment of less than 2% of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. The Employee is entering into the foregoing covenant to assure the Company of the transfer of the goodwill of the Sellers, and in order to induce the Company to consummate the purchase contemplated by the Purchase Agreement.

     (b) The Employee will not at any time after the date hereof divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of the business of Pacer (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers); provided, however, that
                                                       --------  -------
nothing herein shall prohibit the Employee from complying with any order or decree of any court of competent jurisdiction or governmental entity or other requirements of law, but the Employee will give Pacer reasonably timely notice of the receipt of any such order or decree or legal requirement, and the foregoing provision shall not apply to (i) any information which is or becomes generally available to the public through no breach of this Agreement or (ii) is or becomes available to the Employee on a non-confidential basis from a source who is not, to the Employee's knowledge, prohibited from disclosing the same by any legal or contractual obligation.

     (c)  As used herein, the term "Competing Business" shall mean any
                                    ------------------
transportation or other business that Pacer or any of its affiliates has engaged in at any time during the Employment Period in any city or county in any state, province or other political subdivision of the United States, Canada, Mexico, Japan or China including, without limitation, any business engaged in (i) intermodal marketing, (ii) flatbed specialized hauling services, (iii) less-then-truckload common carrier services, (iv) drayage, consolidation, deconsolidation or distribution services, (v) contract warehousing, freight handling or logistic services, (vi) comprehensive transportation management programs or services to third party customers, (vii) freight consolidation and deconsolidation, (viii) traffic management and (ix) railroad signal project management.

     Section 34. Assistance in Litigation.
                 ------------------------

     At the request and expense of the Company (including a reasonable payment if the Employee is not then being retained by Pacer or its affiliates or is not receiving any of the payments set forth in Section 8 herein) and upon reasonable
                                           ---------
notice, the Employee shall, at all times during and after the Employment Period, furnish such information and assistance to the Company as it may reasonably require in connection with any issue, claim or litigation in which Pacer may be involved (but only to the extent that providing such information or assistance does not unreasonably interfere with the Employee's other business activities if you are no longer employed by Pacer at the time of any such request); provided,
                                                                      --------
however, that the Employee will not be contractually obligated by this Section
-------                                                                -------
11 to furnish any such information or assistance in the event that the Employee
--
is an opposing party to Pacer with respect to any pending litigation.

     Section 35. Entire Agreement; Amendment and Waiver.
                 --------------------------------------

     This Agreement and the other writings referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreement between the Employee and the Company or any predecessor of the Company or any of their respective subsidiaries or affiliates. No waiver, amendment or modification of any provision of this Agreement shall be effective unless such waiver, amendment or modification is in writing and signed by each party hereto. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

     Section 36. Notices.
                 -------

     All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)   if to the Company, to:

           Conex Acquisition Corporation
           1340 Treat Boulevard
           Suite 200
           Walnut Creek, California 94596
           Attention:  President
           Facsimile:  925-979-4215
           Telephone: 925-979-4480

           with a copy to:

           O'Sullivan Graev & Karabell, LLP
           30 Rockefeller Plaza
           24th Floor
           New York, New York 10012
           Attention: Michael F. Killea, Esq.
           Facsimile:   212-728-5950
           Telephone:  212- 408-2400;

     (b)  and, if to the Employee, to:

          Shigehiro Uchida
          9 Peacock Lane
          Rolling Hills Estates, California 90274
          Facsimile:   310-539-0492
          Telephone:  310-539-7405

          with a copy to:

          Crosby, Heafey, Roach & May
          700 South Flowers Street
          22nd Floor
          Los Angeles, California 90017
          Attention: Richard Lasater, Esq.
          Facsimile:   213-896-8080
          Telephone:  213-896-8025.

     All such notices and other communications shall be deemed to have been given and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by facsimile, on the date of such delivery, (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     Section 37.  Headings.
                  --------
     The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

     Section 38. Severability.
                 ------------

     In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided,
                                                                   --------
however, that the binding effect and enforceability of the remaining provisions
-------
of this Agreement, to the extent the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 39. Remedies.
                 --------

     Each of the parties hereto acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the non-breaching party irreparable harm. Each of the parties hereto further acknowledges that, in the event of a breach of any of the covenants contained in
Section 9 or Section 10 the non-breaching party shall be entitled to immediate
---------    ----------
relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

     Section 40. Representation.
                 --------------

     The Employee hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Employee does not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject and (b) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity.

     Section 41. Benefits of Agreement; Assignment.
                 ---------------------------------

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estate, as applicable. Pacer shall be deemed a third party beneficiary of this Agreement.

     Section 42. Survival.
                 --------

     Anything to the contrary contained in this Agreement notwithstanding, the provisions of Sections 9, 10, 11, 16, 21, 22 and 23 of this Agreement shall
              -------- -  --  --  --  --  --     --
survive the termination of the Employment Period.

     Section 43. Counterparts and Facsimile Execution.
                 ------------------------------------

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

     Section 44. Governing Law.
                 -------------

     This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

     Section 45. Mutual Waiver of Jury Trial.
                 ---------------------------

     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO. THE PARTIES HERETO AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, CALIFORNIA, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THESE COURTS MAY HAVE TO BE HEARD BY A COURT OUTSIDE OF THE STATE OF CALIFORNIA.

     Section 46. Mutual Contribution.
                 -------------------

     The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

                                    *******

     IN WITNESS WHEREOF, each of the undersigned has executed this Employment Agreement as of the date first above written.


                              CONEX ACQUISITION CORPORATION


                              By:
                                  -------------------------------------
                                 Name:
                                 Title:



                              -----------------------------------------
                              Shigehiro Uchida